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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment Number 1 to Registration Statement Number 2-80499 on Form S-8 dated February 14, 1983, Registration Statement Number 33-1038 on Form S-8 dated October 22, 1985, Registration Statement Number 33-26000 on Form S-8 dated December 9, 1988 and Registration Statement Number 33-30755 on Form S-8 dated August 28, 1989 pertaining to The Actava Group Inc. stock option plans and stock purchase plans and Registration Statement Number 33-64774 on Form S-3 dated June 21, 1993, and their related prospectuses, of, our report dated March 3, 1994 with respect to the consolidated financial statements and schedules of The Actava Group Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                Ernst & Young

Atlanta, Georgia
March 29, 1994